UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2012

Horizon Pharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35238	27-2179987
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

	520 Lake Cook Road, Suite 520, Deerfield, Illinois	60015
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (224) 383-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Set forth below are the results of the matters submitted for a vote of stockholders at our 2012 Annual Meeting of Stockholders held on June 8, 2012.

Proposal 1 — Election of Directors

The following directors were elected to serve for three-year terms until the 2015 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified.

Director Elected	Number of Shares Voted For	Number of Shares Voted Against or Withheld	Broker Non-Votes
Michael Grey	24,993,270	4,401	2,574,942
Ronald Pauli	24,993,570	4,101	2,574,942

Proposal 2 — Ratification of the Appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012.

For	Against	Abstain	Broker Non-Votes
27,561,213	11,400	0	0

Proposal 3 — Approval, on an Advisory Basis, of the Compensation of our Named Executive Officers.

For	Against	Abstain	Broker Non-Votes
22,753,709	66,668	1,782,994	2,574,942

Proposal 4 — Indication, on an Advisory Basis, of the Preferred Frequency of Stockholder Advisory Votes on the Compensation of our Named Executive Officers.

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
24,929,514	4,900	52,157	10,800	2,574,942

Consistent with the preference of our stockholders indicated by the voting results for Proposal 4, we have decided to include a stockholder advisory vote on the compensation of our named executive officers every year until the next required vote on the frequency of such advisory votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORIZON PHARMA, INC.

	By:	/s/ Robert J. De Vaere
Date: June 11, 2012		Robert J. De Vaere Executive Vice President and Chief Financial Officer